Exhibit 99.1

   Immunicon Corporation Reports Results for Six Months Ended June 30, 2004

    HUNTINGDON VALLEY, Pa., July 28 /PRNewswire-FirstCall/ -- Immunicon Corporation (Nasdaq: IMMC), a development-stage diagnostics company developing and commercializing proprietary cell-based diagnostic and research products with an initial focus on cancer, today announced its operating results for the six months ended June 30, 2004.

    Revenues for the six months ended June 30, 2004 were $218,000 compared with approximately $1.1 million for the year earlier period. The decrease in revenue in 2004 results from the fact that the Company recognized more milestone revenue in 2003 due to the completion of certain initial product development milestones. Research and development expenses were $10.6 million and $7.4 million for the first six months of 2004 and 2003, respectively. General and administrative expenses were $3.2 million for the first six months of 2004, compared with $2.0 million for the first six months of 2003. These increases in research and development costs as well as general and administrative expenses are generally the result of higher costs associated with completion of the development and preparation for commercial launch of the Company's initial cancer diagnostic products.

    Net loss for the six months ended June 30, 2004 was $13.7 million compared with a net loss of $8.3 million for the same period in 2003. Net loss per common share for the six months ended June 30, 2004 was $1.42 compared to a net loss per common share of $18.35 for the same six month period in 2003. Note that the loss per share for 2003 was based on 449,706 weighted average common shares outstanding as of June 30, 2003. As of June 30, 2004, common shares outstanding totaled 22,963,163. In April 2004, Immunicon completed an initial public offering of 6.9 million shares, including 900,000 shares representing the underwriter's over-allotment option, at $8.00 per share, for net proceeds after underwriters' discount and other expenses of $49.4 million. Upon completion of the IPO the Company converted 52,110,560 preferred shares into 15,495,815 common shares. On June 30, 2004, the Company had cash, cash equivalents and short-term instruments of $67.6 million. The Company expects that its total cash expenditures for the 12 months ended December 31, 2004 will be approximately $30 million, including operating expenses, capital expenditures and debt service.

    Edward L. Erickson, Chairman, President and Chief Executive Officer of Immunicon, noted, "During the first half of 2004, we achieved significant progress in support of the commercialization of our cancer diagnostic products. Most importantly, we were notified by Veridex LLC, a Johnson & Johnson company, in January of this year, that it had received FDA 510(k) clearance for use of the CellSearch(TM) Circulating Tumor Cell Kit based on Immunicon technology for the management of metastatic breast cancer. We anticipate that release for sale of the kit for diagnostic purposes, which is used along with our CellTracks(R) AutoPrep(TM) System for sample preparation and CellSpotter(TM) Analyzer, will occur in the third quarter of this year.
We have already placed instrument products for research use only in a major U.S. reference laboratory, a leading U.S. comprehensive cancer care center and with an opinion leader in Germany. In addition, we have completed placements at Veridex in Europe and in the U.S. for their internal use including quality control and marketing demonstration."

    Mr. Erickson concluded, "We believe we are well positioned for the launch of our first cancer diagnostic products. Our financial position is strong and we have an experienced management team in place. We are deploying the proceeds from our initial public offering to commercialize our products, to fund additional clinical trials and to expand clinical uses of the CellSearch(TM) System and to conduct research into additional uses for the Company's rare cell detection and analysis technology both in and outside the field of cancer."

    Six Month Highlights
    * On June 5, 2004, Daniel F. Hayes, MD, Director of the Breast Cancer Clinic at the University of Michigan Comprehensive Cancer Center, gave a presentation at the meeting of the American Society of Clinical Oncology
      (ASCO) entitled Detection of Circulating Tumor Cells Predicts Rapid Progression in Metastatic Breast Cancer: Results of a Prospective Clinical Trial. The presentation was based on the data from the Company's clinical trial for management of metastatic breast cancer.
      Dr. Hayes noted that the number of circulating tumor cells (CTC) at both baseline and 3-to-4 weeks after initiation of therapy correlates with overall survival and progression free survival. He also noted that elevated CTC levels after initiation of therapy may indicate that the patient is on futile therapy. Additional studies are planned to define further its role in the management of patients with metastatic disease.

    * Enrollment for the Company's CTC study of breast cancer patients with metastatic disease to the bone is complete and the study is in the patient follow-up phase.

    * The Company initiated a multi-center clinical trial for the monitoring of metastatic colorectal cancer. The initiation of this trial met a milestone in the Company's agreement with Veridex and the Company earned a $500,000 milestone payment.

    * As previously announced on July 1, 2004, the Company was informed by Veridex that the CellSearch(TM) Circulating Tumor Cell Control Kit received U.S. FDA 510(k) clearance for in vitro diagnostic use. The Company anticipates that release for sale for diagnostic use will occur in the third quarter of 2004.

    * Twente University, a major collaborator in the development of the Company's analytical instrument platforms, received a grant from STW, a research funding agency of the Dutch government for up to approximately $1 million toward developing an affordable and portable instrument to monitor patients with human immunodeficiency virus (HIV). This instrument represents an additional application of the Company's existing technology, specifically the CellTracks(R) EasyCount system, which was developed through the Company's collaboration with Twente University.

    * Also as part of the transition to public ownership and to commercializing its technology, the Company received resignations from two directors affiliated with venture capital investors and strengthened operational management. Michael Kagan was named Vice President, Operations; Katherine Hawes was named Vice President, Reagent Manufacturing and John Verrant joined as Vice President, Engineering to fill the position vacated by Mr. Kagan's new appointment.

    * The Company's common stock was added to the Russell 3000 Index and to the Merrill Lynch Nanotech Index.

    Conference Call

    Edward L. Erickson, Chairman, President and CEO, and other members of Immunicon's senior management will provide a Company update and discuss results via Web cast and conference call on Wednesday July 28, 2004 at 9:00 AM Eastern Time. To access the live Web cast, please log on to http://www.immunicon.com. Alternatively, callers may participate in the conference call by dialing (800) 810-0924 (domestic) or (913) 981-4900 (international). After the live Web cast, the call will remain available on
Immunicon's Web site through August 25, 2004.   In addition, a telephonic
replay of the call will be available until August 11, 2004. The replay dial-in numbers are (888) 203-1112 for domestic callers and (719) 457-0820 for international callers. Please use reservation code 311873.

    About Immunicon Corporation

    Immunicon Corporation is developing and commercializing proprietary cell-based research and human diagnostic products with an initial focus on cancer disease management. The Company has developed platform technologies for selection and analysis of rare cells in blood, such as circulating tumor cells. Immunicon's products and underlying technology platforms also have application in the clinical development of cancer drugs and in cancer research and may have applications in other fields of medicine, such as cardiovascular and infectious diseases.

    The information contained in this press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often preceded by words such as "hope," "may," "believe," "anticipate," "plan," "expect," "intend," "assume," "will" and similar expressions. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date of this press release, reflect management's current expectations and involve certain factors, such as risks and uncertainties that may cause actual results to be far different from those suggested by the Company's forward-looking statements. These factors include, but are not limited to, risks associated with: the Company's dependence on Veridex; the Company's capital and financing needs; research and development and clinical trial expenditures; commercialization of the Company's product candidates; the Company's ability to use licensed products and to obtain new licenses from third parties; the Company's ability to manage its growth; obtaining necessary regulatory approvals; reliance on third party manufacturers and suppliers; reimbursement by third party payors to the Company's customers for the Company's products; compliance with applicable manufacturing standards; the ability to earn license and milestone payments under the Company's agreement with Veridex; retaining key management or scientific personnel; delays in the development of new products or to planned improvements to the Company's products; effectiveness and reliability of the Company's products both in absolute terms and compared to competitors' products; protection of the Company's intellectual property and other proprietary rights; conflicts with the intellectual property of third parties; product liability lawsuits that may be brought against the Company; labor, contract or technical difficulties; and competitive pressures in the Company's industry. These factors are discussed in more detail in the Company's filings with the Securities and Exchange Commission.

     Contact:
     James G. Murphy                          The Ruth Group
     SVP of Finance & Administration, CFO     Greg Tiberend (Media)
     215-830-0777, ext. 121                   646-536-7005
     jmurphy@immunicon.com                    gtiberend@theruthgroup.com

                                              Stephanie Carrington (Investors)
                                              646-536-7017
                                              scarrington@theruthgroup.com


    IMMUNICON CORPORATION AND SUBSIDIARIES
    (A Development-Stage Company)

    CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
    (In thousands, except share amounts)
                                                   June 30,      December 31,
                                                      2004              2003
    ASSETS
               CURRENT ASSETS:
      Cash and cash equivalents                    $66,084           $30,601
      Short-term investments                         1,508                --
      Other current assets                           1,159               487
                                                    68,751            31,088
    Property and equipment, net                      4,071             3,561

    Assets related to financing activities              --               674
    Other assets                                       203               412
    TOTAL ASSETS                                   $73,025           $35,735

    LIABILITIES AND STOCKHOLDERS' EQUITY
            CURRENT LIABILITIES:
      Current portion of long-term debt             $3,655            $3,360
      Accounts payable                               1,369             1,008
      Accrued expenses                               2,057             2,787
      Current portion of deferred revenue              456                97
               Total current liabilities             7,537             7,252
    Long-term debt                                   3,275             3,792
    Deferred revenue                                   617                25
    Commitments and Contingencies

            STOCKHOLDERS' EQUITY:
      Convertible preferred stock
       (liquidation value of $0 as of
       June 30, 2004 and $87,756 as of
       December 31, 2003, respectively)                 --            85,115
      Common stock, $.001 par value-100,000,000
       authorized, 22,963,163 and 485,820 shares
       issued and outstanding as of June 30, 2004
       and December 31, 2003, respectively              23                 1
      Additional paid-in capital                   141,971             7,033
      Deferred compensation                         (3,105)           (3,858)
      Loan for stock options                            --               (19)
      Deficit accumulated during the
       development stage                           (77,293)          (63,606)

               Total stockholders' equity           61,596            24,666

    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $73,025           $35,735


    IMMUNICON CORPORATION AND SUBSIDIARIES
    (A Development-Stage Company)

    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
    (In thousands, except share and per-share amounts)
                                                                      Period
                                                                       from
                                                                    August 25,
                                                                    1983 (Date
                                                                        of
                                                                    Inception)
                            Three Months Ended    Six Months Ended      to
                                June 30,              June 30,        June 30,
                            2004        2003      2004       2003      2004

    Revenue                  $61       $633       $218     $1,072    $8,132

    Expenses:
      Research and
       development         5,604      3,496     10,583      7,442    65,123
      General and
       administrative      1,767        993      3,212      1,996    21,652
      Total operating
       expenses            7,371      4,489     13,795      9,438    86,775
    Operating (loss)      (7,310)    (3,856)   (13,577)    (8,366)  (78,643)
    Interest income
     (expense), net           (9)      (107)      (110)      (135)    1,100
    Other income
     (expense), net           --        250         --        250       250
    Net (loss)
     attributable to
     common stockholders $(7,319)   $(3,713)  $(13,687)   $(8,251) $(77,293)

    Net loss per common
     share-basic and
     diluted              $(0.39)    $(8.10)    $(1.42)   $(18.35)
    Weighted average
     common shares
     outstanding-basic
     and diluted      18,673,011    458,207  9,631,102    449,706
    Pro forma net loss
     per common share
     -basic and
     diluted (1)          $(0.32)               $(0.60)
    Pro forma weighted
     average common
     shares outstanding
     -basic and
     diluted (1)      22,917,330            22,901,027

    (1) Pro forma amounts include the issuance of 6.9 million common shares and conversion of 52.1 million preferred shares into 15.5 million common shares assuming that the Company's initial public offering had been completed as of January 1, 2004.

SOURCE  Immunicon Corporation
    -0-                             07/28/2004
    /CONTACT: James G. Murphy, SVP of Finance & Administration, CFO of Immunicon, +1-215-830-0777, ext. 121, jmurphy@immunicon.com; or Media: Greg Tiberend, +1-646-536-7005, gtiberend@theruthgroup.com , or Investors:
Stephanie Carrington, +1-646-536-7017, scarrington@theruthgroup.com , both of The Ruth Group, for Immunicon/
    /Web site: http://www.immunicon.com /
    (IMMC)

CO:  Immunicon Corporation
ST:  Pennsylvania
IN:  HEA MTC BIO
SU:  ERN CCA